Exhibit 99.2
Schedule A

Identity and Background of Executive Officers of Air T, Inc.

Name	Business Address	Present Principal Occupation and Name, Principal Business and Address of any Organization in which such Employment Is Conducted
Nicholas J. Swenson	11020 David Taylor Drive Suite 305 Charlotte, NC 28262	Chairman, President and Chief Executive Officer Air T, Inc. 11020 David Taylor Drive Suite 305 Charlotte, NC 28262
	5000 West 36th Street, Suite 130 Minneapolis, MN 55416	Managing Member Groveland Capital LLC 5000 West 36th Street, Suite 130 Minneapolis. MN 55416
Tracy Kennedy	11020 David Taylor Drive Suite 305 Charlotte, NC 28262	Interim Chief Principal Accounting Officer and Treasurer Air T, Inc. 11020 David Taylor Drive Suite 305 Charlotte, NC 28262

Identity and Background of Directors of Air T, Inc.

Name	Business Address	Present Principal Occupation and Name, Principal Business and Address of any Organization in which such Employment Is Conducted
Nicholas J. Swenson	See above.	See above.
Raymond E. Cabillot	11020 David Taylor Drive Suite 305 Charlotte. NC 28262
Chief Executive Officer
Farnam Street Capital, Inc.
5850 Opus Parkway
Pondview Plaza, Suite 240
Minnetonka, MN 55343
Farnam Street Capital, Inc. is the general partner of Farnam Street Partners L.P., a private investment partnership.

Name	Business Address	Present Principal Occupation and Name, Principal Business and Address of any Organization in which such Employment Is Conducted
William R. Foudray	11020 David Taylor Drive Suite 305 Charlotte, NC 28262	Executive Vice President Peoples Bank 1701 S. Main Ave. Sioux Center, IA 51250 Peoples Bank is a full service community bank.
Gary S. Kohler	11020 David Taylor Drive Suite 305 Charlotte, NC 28262
Chief Investment Officer, Portfolio Manager and
Managing Partner
Blue Clay Capital Management, LLC
5000 West 36th Street, Suite 115
Minneapolis, MN 55416
Blue Clay Capital Management, LLC is an investment
management firm.

Peter McClung	11020 David Taylor Drive Suite 305 Charlotte, NC 28262	Founder Blankspace Social. LLC Blankspace.app/contact Blankspace is a customizable, personalized. tailored social media company.
Travis Swenson	11020 David Taylor Drive Suite 305 Charlotte, NC 28262
Chief Financial Officer and Senior Vice President
Colliers Mortgage Holdings, Inc. and Colliers Securities
90 South Seventh Street. Suite 4300
Minneapolis, Minnesota 55402
Colliers is the holding company of a full-service commercial real estate services firm and Colliers Securities is a registered broker-
dealer.

Jamie Thingelstad i	11020 David Taylor Drive Suite 305 Charlotte, NC 28262
Chief Technology Officer
SPS Commerce, Inc.
333 South Seventh Street
Suite 1000
Minneapolis, MN 55402
SPS Commerce is a PS Commerce is a provider of cloud-based
supply chain management services across its global retail network.